      As Filed with the Securities and Exchange Commission on June 10, 1994
_________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         ______________________________


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          _____________________________


                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           INDIANA                                       35-1544218
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                                200 East Jackson
                             Muncie, Indiana  47305
                     (Address of Principal Executive Offices
                               Including Zip Code)

                          _____________________________


         FIRST MERCHANTS CORPORATION EMPLOYEE STOCK PURCHASE PLAN (1994)
                            (Full title of the plan)


     Larry R. Helms         With a Copy To:  David R. Prechtel, Esq.
     200 E. Jackson                          Bingham Summers Welsh &
     Muncie, IN  47305                        Spilman
     (317) 747-1530                          2700 Market Tower
     (Name, address and telephone            10 West Market Street
     number, including area code, of         Indianapolis, IN  46204
     agent for service)

                          _____________________________
















Page 1 of 22 Pages                                   Exhibit Index is on Page 15

                       CALCULATION OF REGISTRATION FEE (1)



_______________________________________________________________________________
Title of         Amount            Proposed       Proposed       Amount of
Securities to    to be             Maximum        Maximum        Registration
be Registered    Registered        Offering       Aggregate      Fee
                                   Price          Offering
                                   Per Share (2)  Price (2)
_______________________________________________________________________________

Common Stock,
No Par Value   112,500 Shares      $29.50         $3,318,750     $1,144.40

_______________________________________________________________________________

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457.

                                                                      PROSPECTUS


                           FIRST MERCHANTS CORPORATION
                       EMPLOYEE STOCK PURCHASE PLAN (1994)

                          _____________________________

                         112,500 Shares of Common Stock
                                  No Par Value

                          _____________________________


     Employees of First Merchants Corporation (the "Company") and such of its subsidiaries as shall be designated by the Compensation Committee of the Company's Board of Directors (the "Committee") are hereby offered the opportunity to participate in the First Merchants Corporation Employee Stock Purchase Plan (1994) (the "Plan").

     A description of the Plan is set forth in this Prospectus. Generally, the Plan provides for the purchase of up to 112,500 shares of the no par value common stock of the Company (the "Common Stock") by eligible employees through a maximum of five offerings of twelve month durations. Prior to each offering period, eligible employees will be entitled to elect to have up to 20% of their ordinary base compensation deducted from their pay and accumulated with interest until the end of the offering period, but not to exceed $25,000 per offering period. At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of Company Common Stock at a price to be determined by the Committee which shall be 85% of the lesser of the fair market value of the Common Stock at the beginning or at the end of the offering period.

     This Prospectus relates to the offer of participation interests in the Plan to employees of the Company and its designated subsidiaries, as well as the distribution by the Plan of shares of the Company's Common Stock pursuant thereto.

     No person has been authorized to give any information or to make any representations other than those in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implications that the information herein is correct as of any time subsequent to the date hereof.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                  The date of this Prospectus is June 14, 1994.

                                   THE COMPANY

     The Company's principal executive office is located at 200 East Jackson Street, Muncie, Indiana 47305 and its telephone number is (317) 747-1500.


                               SUMMARY OF THE PLAN

     The following information summarizes certain features of the Plan. This summary is qualified in its entirety by reference to the official text of the Plan, a copy of which may be obtained from the Company in the manner described under "ADDITIONAL INFORMATION."

GENERAL INFORMATION

     The Plan was adopted by the Board of Directors of the Company on December 14, 1993 and approved by the shareholders of the Company on March 31, 1994. The effective date of the Plan is July 1, 1994. The purpose of the Plan is to provide eligible employees of the Company and participating subsidiaries a convenient opportunity to purchase Company Common Stock through annual offerings financed by payroll deductions.

     The Plan provides for the purchase of up to 112,500 shares of the Company's Common Stock by eligible employees through a maximum of five offerings of twelve month durations. Prior to each offering period, eligible employees will be entitled to elect to have up to 20% of their ordinary base compensation deducted from their pay and accumulated with interest until the end of that offering period, but not to exceed $25,000 per offering period. At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of the largest number of full shares of the Company's Common Stock possible and each participant will receive a certificate evidencing such shares. The price at which the shares will be deemed to have been purchased will be determined by the Committee and shall be equal to 85% of the lesser of the fair market value of the Company's Common Stock at the time such option is granted or on the last day of the offering period. Shares to be purchased under the Plan may be obtained by the Company from authorized but unissued shares, from open market transactions or from private sources.

     In the event any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee shall make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.

     The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Payroll deduction accounts will be credited with interest at such rates and intervals as the Committee shall determine from time to time. Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee.

     Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the end of each offering period.

     Subject to rules, procedures and forms adopted by the Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw the entire balance of his or her payroll deduction account and thereby withdraw from participation in an offering. Under the initial rules established by the Committee, payroll deductions may not be altered more than once in each offering period and withdrawal requests must be received on or before the last day of such offering. In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

     The Plan may continue until all of the Common Stock allocated to it has been purchased or until after the fifth annual offering is completed, whichever shall occur first. The Company's Board of Directors may terminate the Plan at any time, or make such amendment to the Plan as it deems advisable, but no amendments may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan,
(iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees. The Committee may at any time suspend an offering if required by law or if determined by the Committee to be in the best interests of the Company. No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative. Participant's funds held in the Plan are subject to the claims of the participant's creditors and may be subject to attachment or other legal process of the participant's creditors.

ELIGIBILITY

     All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. As of July 1, 1994, employees of the following Company subsidiaries were entitled to participate in the Plan: First Merchants Bank, N.A., First United Bank and Pendleton Banking Company. No employee shall be eligible to participate in the Plan if his or her customary employment is 20 hours or less per week or if he or she has been employed by the Company or subsidiary for less than six months. In no event shall an employee be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company. No special restrictions relating to the maximum or minimum level of participation is imposed upon the officers of the Company and its subsidiaries.


RESTRICTIONS ON REOFFERS OR RESALES

     This Prospectus has been prepared in accordance with the requirements of Form S-8 and, accordingly, does not cover reoffers or resales of shares of Common Stock acquired pursuant to the Plan. Plan participants who acquire such shares pursuant to the Plan who are deemed to be affiliates of the Company may only resell or reoffer shares acquired pursuant to the Plan under an exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act") or pursuant to a prospectus which meets the requirements of General instruction C of Form S-8. The exemption provided by Rule 144 under the 1933 Act would be available to such affiliates so long as the Company continues to be in compliance with the reporting requirements and if the affiliate satisfies the other requirements of that rule. For purposes of the 1933 Act, in general, an "affiliate" of a company is "a person" (as defined in the 1933 Act) that "directly or indirectly . . . controls" such company.

     Participants who are not deemed to be affiliates of the Company may sell shares of Common Stock acquired pursuant to the Plan free from restriction, other than the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the Company.

ADMINISTRATION

     The Plan is administered by the Committee, which consists of three or more members of the Board of Directors of the Company, none of whom are eligible to participate in the Plan and all of whom shall be "disinterested persons", as such term is defined in the rules of the Securities and Exchange Commission, as amended from time to time. The Committee shall prescribe rules and regulations for the administration of the plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The members of the Committee serve for one-year periods and may be removed at any time by the Board.


INVESTMENT OF FUNDS


     Under the Plan, Common Stock may be purchased from the Company, on the open market or from private parties who may be affiliates of the Company. No fees, commissions or other charges, except reasonable interest charges for deferred payment of the purchase price shall be paid to purchase Common Stock from private parties who may be affiliates of the Company.

ERISA AND FEDERAL INCOME TAX

     The provisions of the federal income tax laws relating to the Plan are complex, subject to amendment and to various interpretations. The following statement is intended only as a summary of the Company's interpretation of the principal federal income tax consequences of participation in the Plan. Plan participants are advised to consult their personal tax consultant regarding the federal, state, local and other tax consequences applicable to them.

     The Plan is not and will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Consequently, the difference between the purchase price and the fair market value of any stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes, unless a disqualifying disposition occurs. The Company is not entitled to a deduction for federal income tax purposes with respect to any stock purchased under the Plan, unless a disqualifying disposition occurs.

                             ADDITIONAL INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, D.C. 20549 and at the Commission's regional offices located at Northwest Atrium Center, 500 West Meridian Street, Suite 1400, Chicago,
Illinois 60611-2511; and
at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-8 (the "Registration Statement") under the 933 Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the Exhibits relating thereto. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement and Exhibits.

     Statements contained in this Prospectus as to the contents of any documents are not necessarily complete. In each instance reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof and each such statement in this Prospectus is qualified in all respects by such reference.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the following documents which are incorporated in this Prospectus by reference, other than exhibits to such documents:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (2) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since December 31, 1993.

          (3) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed by the Company under
     Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          (4) All documents filed by the Company regarding the Plan pursuant to Sections 13, 14 or 15(d) of the 1934 Act, subsequent to the date of the Prospectus and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     The Company will also provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person a copy of such other documents required to be delivered pursuant to Rule 428(b) of the 1933 Act. Participants in the Plan should direct requests for such copies and any other information about the Plan and the Committee to Larry R. Helms, First Merchants Corporation, 200 East Jackson Street, Box 792, Muncie, Indiana 47305 (Telephone: (317) 747-1500).

                                 LEGAL OPINIONS

     Certain legal matters relating to the validity of the securities offered hereby have been passed upon for the Company by Bingham Summers Welsh & Spilman, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204-2982.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents, which have heretofore been filed by the Company with the Commission, are incorporated by reference and shall be deemed to be a part hereto.

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

     (2) All reports files by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since December 31, 1993.

     (3) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed by the Company under Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company regarding the Plan pursuant to Sections 13, 14, or 15(d) of the 1934 Act, subsequent to the date of the Prospectus and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES.


     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Articles of Incorporation and the Registrant provide indemnification protection in favor of all officers and directors of the Registrant and its subsidiaries, except for the acts or omissions of such officers and directors not performed in good faith or in the best interests of the Registrant.

     In addition, under the provisions of the Indiana Business Corporation Law ("Corporate Act"), directors are not liable for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of the director's office in compliance with IC 23-1-35; and (ii) the breach or failure to perform constitutes willful misconduct or recklessness. The Corporate Act also allows indemnification of officers and directors if:

          1.   the individual's conduct was in good faith; and

          2.   the individual reasonably believed:

               A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

               B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

          3. in the case of any criminal proceeding, the individual either:

               A) had reasonable cause to believe that the individual's conduct was lawful; or

               B) had no reason to believe the individual's conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered hereby) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.


     Not Applicable.

Item 8.  EXHIBITs.


        Exhibit No.                Description of Exhibit
        -----------                ----------------------

            4.                     First Merchants
                                   Corporation Employee
                                   Stock Purchase Plan
                                   (1994)

            5.                     Opinion of Bingham
                                   Summers Welsh & Spilman
                                   relating to legality of
                                   securities being
                                   registered.

            15.                    None

            23a.                   Consent of Bingham
                                   Summers Welsh & Spilman*

            23b.                   Consent of Geo. S. Olive
                                   & Co.

            24.                    Power of Attorney
                                   included in "Signatures"
                                   section.

          25-28.                   None


- ---------------------
*    Included in opinion.


Item 9.  UNDERTAKINGS.


     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual reports pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints
Stefan S. Anderson and Larry R. Helms and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

THE REGISTRANT.


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on June 10, 1994.


                                        FIRST MERCHANTS CORPORATION


                                        By:/s/ Stefan S. Anderson
                                           ------------------------------
                                           Stefan S. Anderson
                                           President

     Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                        Capacity                       Date
    ---------                        --------                       ----

/s/ Stefan S. Anderson          Director, Chairman and        June 10, 1994
- -----------------------         Principal Executive Officer
Stefan S. Anderson


/s/ Robert M. Smitson           Director and Vice             June 10, 1994
- -----------------------
Robert M. Smitson               Chairman


/s/ Thomas B. Clark             Director                      June 10, 1994
- -----------------------
Thomas B. Clark


/s/ Michael L. Cox              Director                      June 10, 1994
- -----------------------
Michael L. Cox


/s/ David A. Galliher           Director                      June 10, 1994
- -----------------------
David A. Galliher


/s/ Dr. Thomas K. Gardiner      Director                      June 10, 1994
- --------------------------
Dr. Thomas K. Gardiner


/s/ Hurley C. Goodall           Director                      June 10, 1994
- -----------------------
Hurley C. Goodall


/s/ John W. Hartmeyer           Director                      June 10, 1994
- -----------------------
John W. Hartmeyer


/s/ Nelson W. Heinrichs         Director                      June 10, 1994
- -----------------------
Nelson W. Heinrichs


/s/ Jon H. Moll                 Director                      June 10, 1994
- -----------------------
Jon H. Moll


/s/ Joseph E. Wilson            Director                      June 10, 1994
- -----------------------
Joseph E. Wilson


/s/ Robert F. Wisehart          Director                      June 10, 1994
- -----------------------
Robert F. Wisehart

/s/ John E. Worthen             Director                      June 10, 1994
- -----------------------
John E. Worthen

/s/ James L. Thrash             Principal Financial and       June 10, 1994
- -----------------------         Principal Accounting Officer
James L. Thrash

THE PLAN.


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana on the 10th day of June, 1994.


                                FIRST MERCHANTS CORPORATION EMPLOYEE STOCK
                                   PURCHASE PLAN (1994)


                                By:/s/ Thomas B. Clark
                                   --------------------------------------
                                   Thomas B. Clark,
                                   Compensation Committee Member


                                By:/s/ John W. Hartmeyer
                                   --------------------------------------
                                   John W. Hartmeyer,
                                   Compensation Committee Member


                                By:/s/ Robert M. Smitson
                                   --------------------------------------
                                   Robert M. Smitson,
                                   Compensation Committee Member

                                  EXHIBIT INDEX



Exhibit No.                     Description of Exhibit         Form S-8 Page
- -----------                     ----------------------         -------------

    4.                          First Merchants
                                Corporation Employee
                                Stock Purchase Plan
                                (1994)                              16

    5.                          Opinion of Bingham
                                Summers Welsh & Spilman
                                relating to legality of
                                securities being
                                registered.                         20

   15.                          None

   23a.                         Consent of Bingham
                                Summers Welsh & Spilman              *

   23b.                         Consent of Geo. S. Olive
                                & Co.                               22

   24.                          Power of Attorney
                                included in "Signatures"
                                section.

  25-28.                        None

- ---------------------
*Included in opinion.


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